UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2011

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA,	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 27, 2011, Harsco Corporation issued a press release (the "Press Release") announcing its results from operations for the fourth quarter and full-year 2010. Among other things, the Press Release reports:

  diluted earnings (loss) per share from continuing operations of ($0.62) and $0.13, for the fourth quarter of 2010 and full-year 2010, respectively, as compared with $0.50 and $1.66, for the fourth quarter of 2009 and full-year 2009, respectively;

  income (loss) from continuing operations of ($49.2) million and $16.6 million, for the fourth quarter of 2010 and full-year 2010, respectively, as compared with $41.8 million and $140.8 million, for the fourth quarter of 2009 and full-year 2009, respectively;

  net cash provided by operating activities of $401.4 million, $434.5 million, and $574.3 million for the 2010, 2009, and 2008 full-years, respectively;

  operating loss of ($98.9) million by the Harsco Infrastructure Segment for the fourth quarter of 2010;

  operating income of $23.9 million by the Harsco Metals & Minerals Segment for the fourth quarter of 2010;

  operating income of $9.7 million by the Harsco Rail Segment for the fourth quarter of 2010; and

  operating income of $10.4 million by the Harsco Industrial Segment for the fourth quarter of 2010.
A copy of the press release is attached hereto as Exhibit 99.1. This information is being furnished in this report and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated January 27, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: January 27, 2011	By:	/s/ STEPHEN J. SCHNOOR Stephen J. Schnoor Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index
99.1	Press release dated January 27, 2011